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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): SEPTEMBER 23, 2004


                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      1-12202                  93-1120873
(State or other jurisdiction of      (Commission               (IRS Employer
         incorporation)              File Number)            Identification No.)

                  13710 FNB PARKWAY
                   OMAHA, NEBRASKA                                68154-5200
        (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (402) 492-7300


                          ----------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01         OTHER MATERIAL EVENTS.

         We are providing updated information regarding (1) the sale of two of our general partners and a service provider to us, (2) updated information related to the Enron Corp. Cash Balance Plan (the "Cash Balance Plan"), and (3) Northern Border Pipeline Company's ("Northern Border Pipeline") announcement of an expansion project and its recontracting efforts.

Sale of General Partners and Service Provider

         In June 2004, Enron Corp. ("Enron") announced that it had reached an agreement with CCE Holdings, LLC ("CCE Holdings"), a joint venture of Southern Union Company and GE Commercial Finance's Energy Financial Services, for the sale of CrossCountry Energy, LLC ("CrossCountry"). CrossCountry owns Northern Plains Natural Gas Company and Pan Border Gas Company, two of our general partners. CrossCountry also owns NBP Services Corporation, which provides administrative services to us.

         On September 1, 2004, Enron announced that it reached an amended agreement for the sale of CrossCountry to CCE Holdings ("CCE Holdings Agreement"). On September 10, 2004, the Bankruptcy Court issued an order (the "Order") approving the CCE Holding Agreement, between CCE Holdings and Enron. The acquisition is subject to satisfaction of certain approvals and other closing conditions and is expected to close no later than mid-December 2004.

         On September 16, Southern Union Company and ONEOK, Inc. each announced that ONEOK has entered into an agreement ("ONEOK Agreement") to purchase Northern Plains Natural Gas Company, Pan Border Gas Company and NBP Services Corporation (collectively, the "Transfer Group Companies") from CCE Holdings. This acquisition, which is subject to satisfaction of certain approvals and other closing conditions, is expected to close concurrently with the CCE Holdings purchase of CrossCountry.

         Under the CCE Holdings Agreement, Enron has agreed to extend certain of the terms of the transition services agreement and transition services supplemental agreement between CrossCountry and Enron (together the "TSA") for a period of six months from the closing date. Under the ONEOK Agreement, CCE Holdings and ONEOK have agreed to use reasonable commercial efforts to memorialize a transition services agreement referred to as the "Northern Border Transition Services Agreement" covering certain transition services by and among ONEOK, the Transfer Group Companies, CCE Holdings and Enron. There is no obligation on the part of Enron to enter into such arrangement, and there can be no assurance that any such agreement will be entered into by Enron. In the event the Northern Border Transition Services Agreement is not entered into, then the ONEOK Agreement provides that certain transition services will be provided to the parties on substantially the same basis as provided prior to closing. We have not been advised of nor evaluated the impacts of the transition on us. Once Northern Plains and NBP Services advises us of the extent of the transition services required, we can assess any impacts to our resources, systems and operations.

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Additionally, since we do not know which systems or services of Enron,
CrossCountry, CCE Holdings, or ONEOK will be utilized for us, assessment and implementation of controls, as well as documentation and testing, of any new processes or systems that require conversion before year-end may not be possible and may affect management's report on internal controls and procedures required pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Cash Balance Plan

         In the Order, Enron was authorized to enter into an escrow agreement with CCE Holdings and Pension Benefit Guaranty Corporation ("PBGC"). Upon closing, Enron will deposit the amount of $321.8 million to an escrow account, which is intended to ensure that none of CCE Holdings or its affiliates are exposed to liability to the PBGC under Title IV of the Employee Retirement Income Security Act of 1974, as amended, for which CCE Holdings may otherwise be indemnified pursuant to the CCE Holdings Agreement. In addition, the form of escrow agreement approved pursuant to the Order provides that, under certain circumstances and upon approval by or notice to the parties to the escrow agreement, some or all of the funds placed in escrow may be paid directly in respect of the Cash Balance Plan or to the PBGC. However, the Order also provides that PBGC retains any rights or claims it may have against Northern Plains and Pan Border.

         Under both the CCE Holdings Agreement and the ONEOK Agreement, none of Northern Plains, NBP Services or us will be required to contribute to or otherwise be liable for any contributions to Enron in connection with the Cash Balance Plan. The purchase price under the agreements will be deemed to include all contributions which otherwise would have been allocable to Northern Plains and NBP Services from Enron.

      While the final amounts chargeable to us under the operating agreements and administrative services agreement for the termination of the Cash Balance Plan cannot be determined at this time, we continue to believe the ultimate settlement of this matter will not have a material adverse effect on our results of operations.

Northern Border Pipeline Expansion Project and Sale of Capacity

Attached as Exhibit 99.1 is a copy of Northern Border Pipeline's press release, dated September 23, 2004, which announced that sufficient customer support was received to proceed with a proposed expansion of its pipeline system into the Chicago market area. The "Chicago Expansion III Project" would expand capacity of Northern Border Pipeline from Harper, Iowa to Chicago by approximately 130 million cubic feet per day or approximately 15 percent and is being done to help meet additional demand on this segment of the pipeline system. The project would add a 16,000 horsepower compressor in Iowa and make minor modifications to existing facilities. Capital costs are estimated to be approximately $20 million and the target in-service date

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is Spring 2006. Construction is subject to approval by the Federal Energy
Regulatory Commission.

Northern Border Pipeline also announced that additional capacity on its upstream segments from Port of Morgan, Montana to Harper available November 1, 2004 had been recontracted. The capacity commitments are at the maximum transportation rates with terms of five to six months.

This current report includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners believes that these expectations are based on reasonable assumptions, there is no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include developments in Enron's voluntary petition for bankruptcy, the closing of the sale of CrossCountry Energy to CCE Holdings and the latter's subsequent sale to ONEOK, and the receipt of necessary regulatory and governmental approvals for the Chicago III Project.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)    Exhibits.

            99.1 Northern Border Pipeline Company press release dated September 23, 2004.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NORTHERN BORDER PARTNERS, L.P.

Date:  September 23, 2004           /s/  Jerry L. Peters
                                    ----------------------------------
                                    Name:    Jerry L. Peters
                                    Title:   Chief Financial and
                                             Accounting Officer



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                                  EXHIBIT INDEX

Exhibit 99.1 -- Northern Border Pipeline Company press release dated September 23, 2004.